Exhibit 99.2

Access National Corporation
Selected Financial Data
Year Ended December 31, 2012

	As Reported	Adjustment for Mortgage Production Branch	Pro Forma Totals
Average total assets (in thousands)	$826,233	$(11,175)	$815,058
Average shareholders' equity (in thousands)	$90,047	$(1,410)	$88,637

Return on average assets	2.15%	-0.66%	1.49%
Return on average shareholders' equity	19.68%	-5.98%	13.70%

Total loan volume	$1,130,298	$(435,649)	$694,649
Purchase volume as a percentage of business	22.55%	12.77%	35.32%